UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 17, 2009
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a)	Creation of a Revolving Credit Facility

On September 17, 2009, Caterpillar Inc. (“Caterpillar”) entered into a Credit Agreement (the “364-Day Facility”) among Caterpillar, Caterpillar Financial Services Corporation and Caterpillar Finance Corporation (collectively, the "Borrowers"), certain financial institutions named therein (“Banks”), Citibank, N.A. (“Agent”) and The Bank of Tokyo-Mitsubishi UFJ, Ltd., that provides for an unsecured aggregate revolving credit facility to the Borrowers of up to US$2.388 billion (“Aggregate Commitment”) and expires on September 16, 2010.  A Japan Local Currency Addendum that enables Caterpillar Finance Corporation to borrow Japanese Yen for an aggregate amount of up to the equivalent of US$75 million, as part of the Aggregate Commitment, was also executed on September 17, 2009.

The 364-Day Facility serves as an alternative source of funds, if necessary, for the Borrowers’ commercial paper programs. The Borrowers have not drawn on the 364-Day Facility.

The 364-Day Facility contains certain representations and warranties, covenants and events of default.  The 364-Day Facility is also subject to conditions precedent and the payment of certain facility fees, which, pursuant to current market conditions, have increased compared to 2008.

Some of the Banks and the Agent, as well as certain of their respective affiliates, have performed, and may in the future perform, for Caterpillar and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received customary fees and expenses.

The foregoing description of the 364-Day Facility is a summary and is qualified in its entirety by the terms and provisions of the 364-Day Facility and the Japan Local Currency Addendum filed respectively as Exhibit 99.1 and 99.2 to this report, and incorporated herein by reference.

(b)	Amendments to Existing Credit Agreements

On September 17, 2009, Caterpillar entered into the following amendments to existing credit facilities, (collectively, the “Amendments”):

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Amendment No. 1 to the 364-day credit agreement dated March 31, 2009 (“2009 Backup Facility”), which is scheduled to expire on March 30, 2010.  Amendment No. 1 is filed as Exhibit 99.3 to this report, and incorporated herein by reference.

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Amendment No. 3 to the five-year credit agreement dated September 20, 2007 (“2007 Facility”), which is scheduled to expire on September 20, 2012.  Amendment No. 3 is filed as Exhibit 99.4 to this report and incorporated herein by reference.

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Amendment No. 5 to the five-year credit agreement dated September 21, 2006 (“2006 Facility), which is scheduled to expire on September 21, 2011.  Amendment No. 5 is filed as Exhibit 99.5 to this report, and incorporated herein by reference.

The Amendments modify, respectively, the 2009 Backup Facility, the 2007 Facility and the 2006 Facility, to be consistent with certain terms and conditions of the 364-Day Facility, including, without limitation, covenants, conditions precedent, representations and warranties and events of default.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)	The information set forth under Item 1.01(a) of this report is hereby incorporated into the Item 2.03(a) by reference.

(b)	Information set forth under Item 1.01(b) of this report is hereby incorporated into this Item 2.03(b) by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:
	99.1	2009 364-Day Credit Agreement

	99.2	Japan Local Currency Addendum to the 2009 364-Day Credit Agreement

	99.3	Amendment No. 1 to the 2009 364-Day Backup Credit Agreement

	99.4	Amendment No. 3 to the 2007 Five-Year Credit Agreement

	99.5	Amendment No. 5 to the 2006 Five-Year Credit Agreement

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
CATERPILLAR INC.

	By:	/s/ James B. Buda
Dated: September 23, 2009		James B. Buda
Vice President, General Counsel and Secretary